Exhibit 10.2

August 2, 2005

Gary E. Dickerson

11850 Upland Way

Cupertino, California 95014

Dear Gary:

This letter agreement (this “Agreement”) amends the prior agreement dated as of October 14, 2004 (the “Prior Agreement”) between you and Varian Semiconductor Equipment Associates, Inc. (“VSEA”). As we have agreed, on March 18, 2005, you were granted 19,231 shares of restricted stock in lieu of 62,500 “Additional Options” (as defined in the Prior Agreement). In addition, on August 12, 2005 (the “Grant Date”), you will be granted 10,714 shares of restricted stock in lieu of the remaining 37,500 Additional Options that were to be issued to you under the Prior Agreement. This grant of Restricted Stock will complete the originally contemplated grant of 400,000 stock options to you upon your joining VSEA. The shares of restricted stock will vest as to one-fourth (1/4) of such shares one year after the Grant Date, and the remaining three-fourths (3/4) will vest in twelve (12) equal quarterly installments thereafter until one hundred percent (100%) of the shares shall have been vested at the end of four (4) years.

Please sign below to indicate your agreement with these terms.

Best regards,

Gary L. Loser

Vice President, Secretary and General Counsel

ACCEPTED AND AGREED TO:

/s/ Gary	E. Dickerson
Signature